UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 27, 2012

Resource Real Estate Opportunity REIT, Inc.

(Exact name of registrant as specified in its charter)

Commission file number 000-54369

Maryland	27-0331816
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Commerce Square, 2005 Market Street, 15th Floor, Philadelphia, PA 19103

(Address of principal executive offices) (Zip code)

(215) 231-7050

(Registrant’s telephone number, including area code)

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the following obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Pursuant to the requirements of the Securities Exchange Act of 1934, Resource Real Estate Opportunity REIT, Inc. (which may be referred to as the “Registrant,” “we,” “our,” or “us”) hereby amends our Current Report on Form 8-K filed on April 2, 2012 to provide the required financial information relating to our acquisition of a multifamily community located in Houston, Texas commonly known as the Bristol Apartments (the “Bristol Apartments”), as described in such Current Report.

After reasonable inquiry, we are not aware of any material factors relating to the Bristol Apartments that would cause the reported revenues and certain operating expenses relating to it not to be necessarily indicative of future operating results.

Item 9.01. Financial Statements and Exhibits

		Page
(a)	Financial Statements.

	Independent Auditor’s Report	1

	Statements of Revenues and Certain Operating Expenses for the Period From January 1, 2012 to March 27, 2012 (unaudited) and for the Year Ended December 31, 2011	2

	Notes to Statements of Revenues and Certain Operating Expenses	3

(b)	Pro Forma Financial Information.

	Unaudited Pro Forma Consolidated Financial Information	4

	Unaudited Pro Forma Consolidated Statement of Comprehensive Loss for the Three Months Ended March 31, 2012	5

	Notes to Unaudited Pro Forma Consolidated Statements of Comprehensive Loss for the Three Months Ended March 31, 2012	6

	Unaudited Pro Forma Consolidated Statement of Comprehensive Loss for the Year Ended December 31, 2011	7

	Notes to Unaudited Pro Forma Consolidated Statement of Comprehensive Loss for the Year Ended December 31, 2011	8

Independent Auditor’s Report

To the Stockholders of

Resource Real Estate Opportunity REIT, Inc.

We have audited the accompanying statement of revenues and certain operating expenses (the “Statement”) of Bristol Apartments, an apartment complex located in Houston, Texas (“the Property”), for the year ended December 31, 2011. This Statement is the responsibility of Resource Real Estate Opportunity REIT, Inc.’s management. Our responsibility is to express an opinion on the Statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Statement. We believe that our audit of the Statement provides a reasonable basis for our opinion.

As described in Note 1 to the Statement, the accompanying Statement was prepared for the purpose of complying with the provisions of Article 3-14 of Regulation S-X promulgated by the U.S. Securities and Exchange Commission (for inclusion in Form 8-K of Resource Real Estate Opportunity REIT, Inc.) and is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the Statement referred to above presents fairly, in all material respects, the revenues and certain operating expenses described in Note 1 to the Statement of the Property for the year ended December 31, 2011, in conformity with accounting principles generally accepted in the United States of America.

/s/ McGladrey LLP

Philadelphia, Pennsylvania

June 12, 2012

BRISTOL APARTMENTS

Statements of Revenues and Certain Operating Expenses

For the Period from January 1, 2012 to March 27, 2012 (unaudited)

and for the Year Ended December 31, 2011.

	For the period from January 1, 2012 to March 27, 2012	For the year ended December 31, 2011
	(unaudited)

Revenues:
Rental income	$727,837	$2,218,916

Certain Operating Expenses:
Property operating expenses	446,301	1,877,558
Real estate taxes	125,863	512,211
Property management fees	46,224	184,896
General and administrative expenses	169,952	827,328

	788,340	3,401,993

	$(60,503)	$(1,183,077)

The accompanying notes are an integral part of these Statements.

NOTE 1. Basis of Presentation

On March 27, 2012, Resource Real Estate Opportunity REIT, Inc. (the “Company”) acquired an 856-unit garden apartment complex located in Houston, Texas (“Bristol Apartments” or the “Property”).

The statements of revenues and certain operating expenses (the “Statements”) have been prepared for the purpose of complying with the provision of Article 3-14 of Regulation S-X promulgated by the U.S. Securities and Exchange Commission (the “SEC”), which required certain information with respect to real estate operations to be included with certain filings with the SEC. The Statements include the historical revenues and certain operating expenses of Bristol Apartments, exclusive of interest income and interest expense, early termination fees, asset management fees, depreciation and amortization, and corporate expenses. Amounts included in property management fees include routine compensation paid to a third party managing property operations. The apartment complex was purchased for $11.4 million. The aggregate purchase price, which included acquisition and financing costs, escrowed funds and advances and other assets and liabilities assumed, was approximately $11.9 million and was funded entirely with capital from the Company.

In the opinion of the Company’s management, all adjustments necessary for a fair presentation of the Statements for the period from January 1, 2012 to March 27, 2012 (unaudited) and for the year ended December 31, 2011 have been included. Such adjustments consisted of normal recurring items. Interim results are not necessarily indicative of results for a year.

NOTE 2. Summary of Significant Accounting Policies

Revenue Recognition: Revenue is derived from the rental of residential housing units with lease agreement terms of generally one year or less. Bristol Apartments recognizes rent as income on a straight line basis over the term of the related lease. Included within rental income is tenant reimbursement income consisting of charges billed to tenants for trash removal and utilities, and other income amounts such as administrative, application and late fees, all of which are recognized in income as earned.

Use of Estimates: The preparation of the statements of revenues and certain operating expenses, in conformity with accounting principles generally accepted in the United States of America, requires management to make estimates and assumptions that affect the reported amounts of revenues and certain operating expenses during the reporting period. Actual results could differ from those estimates.

NOTE 3. Subsequent Events

The Property’s management evaluated all events and transactions that occurred after December 31, 2011 through June 12, 2012, the date the statements of revenues and certain operating expenses were available to be issued. During this period, the Property did not have any material subsequent events other than as disclosed in Note 1.

Unaudited Pro Forma Consolidated Financial Information

On March 27, 2012, Resource Real Estate Opportunity REIT, Inc. (the “Company”) purchased the Bristol Apartments, a multifamily community from an unaffiliated. The gross purchase price, exclusive of closing costs was approximately $11.4 million and was funded entirely from the capital of the Company.

The following unaudited pro forma financial statements do not include a pro forma consolidated balance sheet as the consolidated balance sheet as of March 31, 2012 included in the Company’s quarterly report on Form 10-Q as of and for the period ended March 31, 2012 included the acquisition. As the March 31, 2012 balance sheet included in the Company’s quarterly report on Form 10-Q as of and for the period ended March 31, 2012 reflected the acquisition and purchase price allocations and related disclosures, no pro forma balance sheet adjustments as of March 31, 2012 are required.

The following unaudited pro forma consolidated statements of operations for the three months ended March 31, 2012 and for the year ended December 31, 2011 are presented as if the Company had acquired the Bristol Apartments on January 1, 2011. The footnotes to the pro forma financial statements provide detail of the pro forma adjustments. The Company believes that, all material adjustments necessary to reflect the effects of the acquisition have been made.

This unaudited pro forma consolidated financial information should be read in conjunction with the historical consolidated financial statements and notes thereto as filed in the Company’s annual report on Form 10-K for the year ended December 31, 2011 and the Company’s quarterly report on Form 10-Q for the period ended March 31, 2012, and are not necessarily indicative of what the actual financial position or results of operations would have been had the Company completed the transaction as of the beginning of the periods presented, nor is it necessarily indicative of future results.

Resource Real Estate Opportunity REIT, Inc.

Unaudited Pro Forma Consolidated Statement of Comprehensive Loss

For the Three Months Ended March 31, 2012

(in thousands, except per share data)

	For the Three Months Ended March 31, 2012(a)	Pro Forma Adjustments		For the Three Months Ended Pro Forma March 31, 2012
Revenues:
Rental income	$2,126	$728	(b)	$2,854
Gains on foreclosure	594	—		594
Interest income	50	—		50

	2,770	728		3,498

Expenses:
Rental operating	1,559	572	(b)	2,131
Acquisition costs	1,080	(313	)(d)	767
Management fees - related parties	300	53	(c)	353
General and administrative	903	170	(b)	1,073
Depreciation and amortization expense	601	333	(e)	934

Total expenses:	4,443	815		5,258

Loss before interest expense	(1,673)	(87)		(1,760)
Interest expense	(31)	—		(31)
Insurance proceeds in excess of cost basis	151	—		151

Net loss and comprehensive loss	$(1,553)	$(87)		$(1,640)

Weighted average shares outstanding	9,641			9,641

Basic and diluted loss per share	$(0.16)			$(0.17)

See accompanying notes to unaudited pro forma consolidated financial statements.

Notes to Unaudited Pro Forma Consolidated Statement of Comprehensive Loss

for the Three Months Ended March 31, 2012

a.	Reflects the Company’s historical consolidated operations for the three months ended March 31, 2012.

b.	Reflects operating activity from January 1, 2012 to March 27, 2012 for the acquisition made during the three months ended March 31, 2012.

c.	Reflects the asset management fee associated with the acquisition. The asset is managed by Resource Real Estate Opportunity Advisor, LLC, a related party of the Company. The asset management fee was three twelfths of 1% of the asset’s cost for the three months ended March 31, 2012. Also, reflects the property management fee associated with the acquisition. The asset is managed by Resource Real Estate Opportunity Manager, LLC, a related party of the Company. The property management fee is 3.5% of gross receipts for the three months ended March 31, 2012.

d.	Acquisition expenses are non-recurring and have been eliminated for the 2012 acquisition.

e.	Reflects the additional depreciation costs for the building and improvements incurred as the result of the acquisition. Building depreciation is expensed over the property’s estimated useful life of 27.5 years, and improvements are depreciated over their estimated useful lives ranging from three to 15 years.

Resource Real Estate Opportunity REIT, Inc.

Unaudited Pro Forma Consolidated Statement of Comprehensive Loss

For the Year Ended December 31, 2011

(in thousands, except per share data)

	For the Year Ended December 31, 2011 (a)	Pro Forma Adjustments		For the Year Ended Pro Forma December 31, 2011
Revenues:
Rental income	$3,976	$2,218	(b)	$6,194
Gain on payoff of loan held for investment	250	—		250
Interest income	161	—		161

	4,387	2,218		6,605

Expenses:
Rental operating	4,251	2,389	(b)	6,640
Acquisition costs	1,881	—		1,881
Foreclosure costs	400	—		400
Management fees - related parties	674	192	(c)	866
General and administrative	2,736	827	(b)	3,563
Depreciation and amortization expense	1,564	1,345	(d)	2,909

Total expenses	11,506	4,753		16,259

Loss before interest expense	(7,119)	(2,535)		(9,654)
Interest expense	(7)	—		(7)
Interest expense - related party	(3)	—		(3)

Net loss and comprehensive loss	$(7,129)	$(2,535)		$(9,664)

Weighted average shares outstanding	5,325			5,325

Basic and diluted loss per share	$(1.34)			$(1.81)

See accompanying notes to unaudited pro forma consolidated financial statements.

Notes to Unaudited Pro Forma Consolidated Statement of Comprehensive Loss

for the Year Ended December 31, 2011

a.	Reflects the Company’s historical consolidated operations for the year ended December 31, 2011.

b.	Reflects the applicable operating activity for the year ended December 31, 2011.

c.	Reflects the asset management fee associated with the acquisition. The asset is managed by Resource Real Estate Opportunity Advisor, LLC, a related party of the Company. The asset management fee was 1% of the asset’s cost for the year ended December 31, 2011. Also, reflects the property management fee associated with the acquisition. The asset is managed by Resource Real Estate Opportunity Manager, LLC, a related party of the Company. The property management fee is 3.5% of gross receipts for the year ended December 31, 2011.

d.	Reflects the additional depreciation and amortization costs for the building and improvements incurred as a result of the acquisition. Building depreciation is expensed over the property’s estimated useful life of 27.5 years, and improvements are depreciated over their estimated useful lives ranging from three to 15 years. In-place leases are amortized over seven months.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RESOURCE REAL ESTATE OPPORTUNITY REIT, INC.

Dated: June 12, 2012	By:	/s/ Alan F. Feldman
Alan F. Feldman
Chief Executive Officer
(Principal Executive Officer)